                                                                    EXHIBIT 10.4

===============================================================================





                                AMENDMENT NO. 1


                                       TO


                          MASTER ASSIGNMENT AGREEMENT


                                     AMONG


                         CHASTAIN CAPITAL CORPORATION,


                      MERRILL LYNCH MORTGAGE CAPITAL INC.


                                      AND


                      MERRILL LYNCH CAPITAL SERVICES, INC.





                          DATED AS OF OCTOBER 23, 1998






===============================================================================

         THIS AMENDMENT No. 1 (the "Amendment") is made as of the 23rd day of October, 1998 by and among CHASTAIN CAPITAL CORPORATION (the "Assignor") and MERRILL LYNCH MORTGAGE CAPITAL INC. ("MLMCI") and MERRILL LYNCH CAPITAL SERVICES, INC. ("MLCS"). By executing this Amendment, the Assignor, MLMCI and MLCS agree to be bound by the terms of the Agreement as amended hereby.

                                   WITNESSETH

         WHEREAS, the parties entered into a Master Assignment Agreement, dated as of August 21, 1998 (the "Agreement"); and

         WHEREAS, Assignor, by virtue of having breached its covenant set forth in Section 9(i) of the Agreement, is in Default under the Agreement, and MLMCI and MLCS have advised Assignor that an Event of Default has occurred and such Event of Default is continuing;

         WHEREAS, Assignor has requested that MLMCI and MLCS refrain from exercising their remedies with respect to the aforementioned Event of Default until 5:00 p.m., New York City time on November 13, 1998 (the period from the date of such Default until such time on November 13, 1998, being herein referred to as the "Forbearance Period");

         WHEREAS, Assignor has entered into certain transactions that are governed by that ISDA Master Agreement, dated as of July 10, 1998, between MLCS and Assignor that are not contemplated in the Agreement and Assignor now desires to grant to MLMCI and MLCS a right of cross-collateralization and set-off with respect to such transactions in consideration of the forbearance contemplated by this Amendment;

         WHEREAS, in order to effectuate the foregoing, the parties desire to amend the Agreement in the manner provided herein;

         NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements hereinafter set forth and of other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), Assignor, MLMCI and MLCS agree as follows:


         SECTION 1.  DEFINITIONS

         (a) Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Agreement. Capitalized terms used in the Agreement whose definitions are modified in this Amendment shall, for all purposes of the Agreement, be deemed to have such modified definitions.

         (b) The following defined terms are added:

                  "August 25, 1998 Swap Transaction" shall mean the transaction under the Swap Agreement entered into pursuant to a confirmation dated August 25, 1998, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Forbearance Period" shall have the meaning set forth in the third WHEREAS clause of this Amendment.


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

                  "July 13, 1998 Swap Transaction" shall mean the transaction under the Swap Agreement entered into pursuant to a confirmation dated July 13, 1998, as the same may be amended, supplemented or otherwise modified from time to time.

                  "July 14, 1998 Swap Transaction" shall mean the transaction under the Swap Agreement entered into pursuant to a confirmation dated July 14, 1998, as the same may be amended, supplemented or otherwise modified from time to time.

                  "September 14, 1998 Swap Transaction" shall mean the transaction under the Swap Agreement entered into pursuant to a confirmation dated September 14, 1998, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subordinated Loan Agreement" shall mean the $40,000,000 Subordinated Loan Agreement, dated as of November 13, 1998 between Assignor and Lend Lease Investment Holdings, Inc.

         (c) The definitions of the following terms are hereby amended and restated as follows (and the parties confirm that all references to such terms in the Agreement shall be to such terms as so amended and restated):

                  "Book Net Worth" shall mean the sum of (i) the equity of Assignor determined in accordance with GAAP and (ii) [such subordinated debt as related to the Subordinated Loan Agreement].

                  "Market Value" shall mean, for any Eligible Asset and for any transaction under the Swap Agreement, the value thereof determined by MLMCI (or its affiliate) from time to time (and at such times in its sole discretion) in the good faith exercise of its reasonable business judgement.

                  "Swap Agreement" shall mean that certain ISDA Master Agreement dated as of July 10, 1998 between MLCS and Assignor, including all amendments and supplements thereto and confirmations thereunder, including, without limitation, the September 14, 1998 Swap Transaction, the August 25, 1998 Swap Transaction, the July 13, 1998 Swap Transaction and the July 14, 1998 Swap Transaction, as any of the foregoing may be amended, supplemented or otherwise modified from time to time.

         SECTION 2. THE NOTE; FINANCING STATEMENTS

         (a) The Note, attached hereto as Exhibit A, and all obligations of Assignor thereunder is ratified and confirmed and all references to the Agreement therein shall be deemed to mean the Agreement as amended hereby.

         (b) The parties confirm that all references to the Agreement and the defined terms used therein in any financing statement of record that names either MLMCI or MLCS as the secured party and Assignor as the debtor shall be deemed to be the Agreement as amended hereby.


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

         SECTION 3. MARGIN DETERMINATIONS


         Section 5(b) of the Agreement is amended by deleting the phrase "Swap Agreement" in clause (2) thereof and substituting the phrase "September 14, 1998 Swap Transaction" therefor.

         SECTION 4. FORBEARANCE; COVENANTS

         (a) Assignor is in Default with respect to the Book Net Worth covenant set forth in Section 9(i) of the Agreement, MLMCI and MLCS have advised Assignor of such Event of Default and such Event of Default is continuing. MLMCI and MLCS agree to refrain from exercising their remedies with respect to such Event of Default during the Forbearance Period so long as Assignor maintains a Book Net Worth of $50,000,000 and no other Default exists under the Agreement.

         (b) Assignor hereby covenants and agrees to maintain a minimum Book Net Worth during the Forbearance Period of $50,000,000; to maintain a minimum Book Net Worth from period commencing immediately after the Forbearance Period and ending January 31, 1999 of $65,000,000.

         (c) Assignor hereby covenants and agrees to maintain a cash position on its balance sheet of a minimum amount of $10,000,000; such cash position to be free and clear of any lien, encumbrance or pledge.

         (d) Assignor hereby covenants and agrees to send MLMCI and MLCS, no later than 5:00 p.m. November 13, 1998, $5,000,000 in immediately available funds pursuant to the wiring instructions set forth on Exhibit B hereto, of which MLMCI and MLCS shall apply the amounts as set forth on Exhibit B in partial satisfaction of the aggregate Repurchase Price under the Agreement and in partial satisfaction of the obligations of the Assignor under the Swap Agreements.

         (e) Assignor hereby covenants and agrees (i) to enter into the $40,000,000 Subordinated Loan Agreement, pursuant to which the obligations of Assignor to MLMCI and MLCS shall be senior to the obligations of Assignor under the Subordinated Loan Agreement; (ii) to maintain such Subordinated Loan Agreement; (iii) to notify MLMCI and MLCS of any borrowings under such Subordinated Loan Agreement; and (iv) that Assignor shall not amend, modify or otherwise supplement the Subordinated Debt Agreement in any manner that could reasonably be expected to have a material adverse effect on the Agreement, the Collateral or the Assignor.

         (f) Assignor hereby covenants and agrees, with respect to the July 13, 1998 Swap Transaction that either (i) such Swap Transaction shall be unwound before the close business on January 31, 1999 or (ii) MLCS and Assignor shall have entered into an amendment to the July 13, 1998 Swap Transaction with amended mark-to-market provision and such other conditions satisfactory to MLCS, in its sole discretion.

         (g) The forbearance granted hereby does not extend to any other Default or Event of Default that has occurred or may occur at any time in the future (including, without limitation, any event of default that occurs during the Forbearance Period). MLMCI and MLCS hereby


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

advise Assignor that, other than expressly provided herein, neither MLMCI nor MLCS waives any Default or Event of Default which may exist, and that the current non-exercise of rights, remedies, powers and privileges by MLMCI and MLCS under the Loan Documents and applicable law with respect to such Defaults or Events of Defaults, if any, shall not be, and shall not be construed as, a waiver thereof, and MLMCI and MLCS reserve their rights (i) fully to invoke any and all such rights, remedies, powers and privileges under the Loan Documents and applicable law at any time any of them deems appropriate in such respect of any Defaults or Events of Default that may exist, (ii) to refuse to make available any further extensions of credit except in strict accordance with the terms of the Loan Documents and (iii) to require that all Loans bear interest at the rates specified in the Agreement. Nothing in this Amendment, and no extension of credit made by MLMCI or MLCS on or after the date hereof, shall be construed as an acknowledgment or determination by either MLMCI or MLCS that no Default or Event of Default has occurred or is continuing.

         SECTION 5. TERMINATION OF AGREEMENT AND SWAP AGREEMENT

         Notwithstanding Section 13(g) of the Agreement, the definition of Maturity Date or any other provision of the Agreement to the contrary, the Agreement as amended hereby shall terminate when the Obligations thereunder have been paid in full pursuant to the terms of the Agreement as so amended (which terms shall include the due date and any other terms set forth in any Confirmation Statement relating to a Loan); provided, that, so long as no Event of Default shall have occurred, MLMCI and MLCS hereby covenant that any Loans outstanding as of the date hereof shall be extended pursuant to the terms of the Agreement through January 31, 1999. Such termination shall not require the written request of Assignor.

         SECTION 6. NO REQUIREMENT TO LEND; NO FURTHER LOANS

         The parties confirm that all Loans under the Agreement are at the sole and exclusive option of MLMCI and MLMCI is not now, and has never been, under any obligation to make any Loan (including future Loans) under the Agreement.

         The parties hereby acknowledge that there shall be no further Loans under the Agreement.

         SECTION 7. EXPENSES

         The expenses of the parties in connection with this Amendment (including, without limitation, the fees and expenses of counsel incurred in connection with the preparation of this Amendment) shall be paid by Assignor.


         SECTION 8. GOVERNING LAW; SEVERABILITY

         This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and entirely performed therein. Each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity,


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

without invalidating the remainder of such provision or the remaining provisions of this Amendment.


         SECTION 9. INTERPRETATION

         The provisions of the Agreement shall be read so as to give effect to the provisions of this Amendment.


         SECTION 10. COUNTERPARTS

         This Amendment may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.


         SECTION 11. RATIFICATION AND CONFIRMATION

         As amended by this Amendment, the Agreement is hereby in all respects ratified and confirmed, and the Agreement as amended by this Amendment shall be read, taken and construed as one and the same instrument.




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



         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                           CHASTAIN CAPITAL CORPORATION

                                           By: /s/ StevenGrubenhoff

                                           Name: Steven Grubenhoff

                                           Title: CFO


                                           MERRILL LYNCH MORTGAGE CAPITAL INC.

                                           By:  /s/ James B. Cason

                                           Name:  James B. Cason

                                           Title:  Vice President


                                           MERRILL LYNCH CAPITAL SERVICES, INC.

                                           By:  /s/ John Mulholland

                                           Name:  John Mulholland

                                           Title:  Vice President





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

                                                                      EXHIBIT A




THIS NOTE IS NOT A
NEGOTIABLE INSTRUMENT.

NO TRANSFER OR SALE OF THIS NOTE SHALL BE MADE UNLESS SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS MADE IN ACCORDANCE WITH SAID ACT AND LAWS.



                                      NOTE


$35,000,000                    New York, New York               August 21, 1998

         FOR VALUE RECEIVED, CHASTAIN CAPITAL CORPORATION (the "Assignor") promises to pay to MERRILL LYNCH MORTGAGE CAPITAL INC. (the "Payee") the principal sum of Thirty-Five Million Dollars ($35,000,000) (or so much thereof as shall have been advanced here against and shall be outstanding), in lawful money of the United States of America, in immediately available funds, with interest on each principal sum advanced here against or the unpaid balance thereof with such frequency and to such location as is specified in the related confirmation statement (in each case, the "Confirmation Statement") for such advance (or on such other day and with such other frequency and to such other location as may be mutually agreed upon by Assignor and the Payee) at said office and in said money and funds from the date of the related advance until January 31, 1999 (the "Maturity Date") at the rate per annum (based on a year of 360 days and actual days elapsed) indicated on the related Confirmation Statement attached hereto, but in no event higher than the maximum rate permitted by law, and after such Maturity Date, or upon acceleration as hereinafter provided, until said balances shall be paid, at the rate per annum (based on a year of 360 days and actual days elapsed) equal to the greater of
(i) two hundred (200) basis points in excess of the interest rate for such advance and (ii) two hundred (200) basis points in excess of the prime rate for short term bank commercial loans as published in The Wall Street Journal, changing as such published rate changes, but in no event higher than the maximum rate permitted by law.

         Advances here against shall be in minimum amounts of $1,000,000 and integral multiples of $100,000 in excess thereof. Assignor may request disbursement of amounts borrowed hereunder upon not less than two (2) Business Days' written notice to the Payee. The Payee is not obligated to make any advances hereunder. The Payee is hereby authorized by Assignor to endorse on the Loan Schedule amounts advanced here against, the rate of interest relating thereto and any principal prepayments hereunder (as permitted by the Assignment defined below), it being understood, however, that failure to make any such endorsement shall not affect the obligations of Assignor hereunder in respect of the amounts advanced here against.

         This Note is the Note referred to in the Master Assignment Agreement (as amended, supplemented or otherwise modified from time to time, the "Master Assignment Agreement"), dated as of August 21, 1998, between Assignor, Merrill Lynch Capital Services, Inc. and the Payee, granting to the Payee a first priority perfected security interest in the Collateral, as described therein. The holder is entitled to the benefits of the Master Assignment Agreement and may enforce the agreements of Assignor contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof. All capitalized terms used in this Note and not otherwise defined shall have the respective meanings set forth in the Master Assignment Agreement except where the context clearly indicates otherwise.

         This Note and all other present and future obligations of any and all kinds of Assignor in favor of the holder hereof, whether created directly or acquired by assignment, whether absolute or contingent, shall, unless the holder shall otherwise elect, forthwith be due and payable without notice or demand of any kind (except as expressly provided in the Master Assignment Agreement), all of which are expressly waived upon the occurrence of an Event of Default.

         Assignor hereby agrees that any legal action or proceeding against it for enforcement of this Note or of any judgment with respect to this Note may be brought in the courts of the State of New York or of the United States of America located in the City and State of New York, Borough of Manhattan, as the holder may elect, and Assignor hereby irrevocably submits to the jurisdiction of each of said courts, and waives any objection on the grounds of venue, forum non conveniens or similar ground. Assignor irrevocably consents that service of process in any such action or proceeding may be made upon Assignor by the mailing thereof by the holder by United States registered or certified mail, postage prepaid, to Assignor at the address set forth herein below the signature of Assignor, and Assignor hereby further agrees that service of process in such manner shall be full and sufficient notice of any such action or proceeding.

         Assignor waives diligence, presentment of any instrument, protest and notice of non-payment or protest and any and all other notices and demands whatsoever in connection with the delivery, acceptance, performance, default or enforcement of this Note. Assignor will pay on demand all costs of collection (including reasonable attorneys' fees) paid or incurred by the holder in enforcing this Note on default. As used herein, the word "holder" shall mean the Payee or any endorsee of this Note who is in possession hereof, if this
Note is at the time payable to the bearer.

         This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and entirely performed therein, without regard to the conflict of laws principles thereof.

                                   CHASTAIN CAPITAL CORPORATION

                                   By: /s/ StevenGrubenhoff

                                   Name: StevenGrubenhoff

                                   Title:  CFO

                                   Address: 3424 Peachtree Road, N.E. Suite 800 Atlanta, Georgia 30326
                                             Attention:   Steve Grubenhoff

                                 LOAN SCHEDULE


This Note evidences Loans made by the Payee to Assignor and the repayment of principal by Assignor to the Payee, in the principal amounts and on the dates and with the related interest rates set forth below as well as the total amount advanced here against as of each such date:



  DATE        PRINCIPAL        INTEREST         PRINCIPAL          TOTAL
            AMOUNT LOANED        RATE         AMOUNT REPAID     OUTSTANDING


--------   --------------     ----------     --------------     -------------

--------   --------------     ----------     --------------     -------------

--------   --------------     ----------     --------------     -------------

--------   --------------     ----------     --------------     -------------

--------   --------------     ----------     --------------     -------------

--------   --------------     ----------     --------------     -------------

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                                                                      EXHIBIT B

                        WIRING INSTRUCTIONS AND AMOUNTS



To Merrill Lynch Mortgage Capital Inc.

         $________________

         Bankers Trust NYC
         ABA #:  021 001 033
         ACCT #: 008 129 14
         FAO: MLMCI Matched


To Merrill Lynch Capital Services, Inc.

         $________________

         Bankers Trust Company
         ABA#: 021 001 033
         ACCT #: 00 811 874
         Ref:  Merrill Lynch Capital Services, Inc., U.S. Dollar Swap Account



                                      B-1